UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): September 12, 2005
Trident Microsystems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20784 (Commission File No.)	77-0156584 (I.R.S. Employer Identification No.)
1090 E. Arques Avenue, Sunnyvale, California 94085
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 991-8800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
SIGNATURES

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
          Trident Microsystems, Inc. (the “Company”) has identified an approximately $0.8 million understatement of the gain on sale of securities reported in the quarter ended on September 30, 2003. As further described herein, the Company has restated its financial results in its Annual Report on Form 10-K filed September 13, 2005. This error and its discovery did not result from a deficiency in the Company’s internal controls in effect in fiscal 2005.
          On September 12, 2005, the management and the Audit Committee of the Board of the Company concluded that its previously issued interim financial statements for the quarters ended September 30, 2003, December 31, 2003 and March 31, 2004 (appearing in its Forms 10-Q for the quarters ended September 31, 2004, December 31, 2004 and March 31, 2005) and its annual financial statements for the year ended June 30, 2004 (appearing in its Annual Report on Form 10-K for the year ended June 30, 2004) should no longer be relied upon because of the error in those financial statements involving the underreporting of a gain on sale of securities of its then majority-owned consolidated subsidiary, Trident Technologies, Inc. (“TTI”) in the first quarter of fiscal 2004. The impact of the error on the interim financial statements for the quarters ended September 30, 2004, December 31, 2004, and March 31, 2005 is considered immaterial, representing balance sheet amounts only of not more than 1.2% of equity in each of the quarters, and therefore these financial statements can continue to be relied upon. The Company has restated its financial statements for the year ended June 30, 2004 and the interim financial data for both fiscal 2004 and fiscal 2005 contained therein in the Company’s Annual Report on Form 10-K for the year ended June 30, 2005 (the “2005 10-K”). This decision was made by the Audit Committee of the Board of Directors, upon the recommendation of management after discussion and analysis of this error. This matter has been discussed with PricewaterhouseCooper LLP, the Company’s independent registered public accounting firm.
          The nature and impact of this error on the Company’s reported financial results are described in Note 2 to the Company’s consolidated financial statements included in the 2005 10-K and are summarized as follows. In connection with the Company’s acquisition of the minority interest in TTI during fiscal 2005, the Company discovered that it had previously understated the gain on the original sale of TTI securities to a third party by approximately $0.8 million in the first quarter of fiscal 2004, which ended September 30, 2003. This error related to the incorrect determination of the net carrying value of the Company’s investment in TTI at the time of disposal and the corresponding impact on the gain from the disposal. The Company restated its consolidated financial statements for the year ended June 30, 2004 to reflect the adjusted gain. This restatement had no impact on previously reported operating income and cash flows of the Company.
          The following table shows the effect of the restatement (in thousands, except per share data):

	As of June 30, 2004
	As Reported	As Restated
Changes to Consolidated Balance Sheet
Accrued Expenses	$8,287	$7,497
Retained Earnings	$24,159	$24,949

	Year Ended June 30, 2004
	As Reported	As Restated
Changes to Consolidated Results of Operations
Gain on investments, net	$9,794	$10,584
Net Income	$9,588	$10,378
Basic net income per share	$0.43	$0.46
Diluted net income per share	$0.38	$0.41
          In addition, the selected quarterly financial information set forth below shows the impact of the correction of this error on the Company’s financial results for the quarters ended September 30, 2003, December 31, 2003 and March 31, 2004. See Note 2 to the Consolidated Financial Statements in the 2005 10-K for additional information on the restatement.

          The following table shows the effect of the restatement on previous fiscal 2004 interim reporting (in thousands, except per share data):

	Three months ended		Six months ended		Nine months ended
	September 30, 2003		December 31, 2003		March 31, 2004
	As reported	As restated	As reported	As restated	As reported	As restated

Gain on investments, net	$7,205	$7,995	$7,120	$7,910	$9,061	$9,851

Net Income	$4,679	$5,469	$6,111	$6,901	$8,600	$9,390

Basic net income per share	$0.22	$0.25	$0.28	$0.31	$0.39	$0.42

Diluted net income per share	$0.19	$0.23	$0.25	$0.28	$0.35	$0.38
          The Company considered the error as it related to its internal controls over financial reporting and has concluded that the weakness that existed in fiscal 2004 had been corrected in fiscal 2005. See further discussion in Item 9A of the Company’s 2005 10-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIDENT MICROSYSTEMS, INC.
Date: September 16, 2005	By:	s/ Frank C. Lin
Frank C. Lin
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

By:	/s/ John S. Edmunds
John S. Edmunds
Chief Financial Officer